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Exhibit 10.25

               AMENDED AND RESTATED INTEGRATION PROGRAM AGREEMENT

                     FOR VMAIL AND INSTANT MESSENGER ENGINE




This Amended and Restated Integration Program Agreement dated as of April 30, 2003 (the "Agreement"), replacing in its entirety the Integration Program Agreement dated as of August 13, 2002 ("Effective Date") and the Amendment to the Integration Program Agreement dated August 30, 2003 (the "Amendment"), is between Smart Online, Inc., a Delaware corporation located at the physical address of 2530 Meridian Parkway, Suite 200, Durham, NC 27713, and a mailing notice address of PO Box 12794, Research Triangle Park, North Carolina 27709 ("SMART ONLINE") and Smart IL , Ltd. located at 25 Menachem Begin St., Ramat Gan, Israel ("Participant") and Participant and SMART ONLINE are sometimes referred to herein as "Party" or "Parties." Participant and SMART ONLINE agree as follows:

                                    RECITALS

WHEREAS, SMART ONLINE owns and operates web sites devoted to providing products and services for small and medium-sized businesses ("SMART ONLINE Site"), currently located at HTTP://WWW.SMARTONLINE.COM and

WHEREAS, SMART ONLINE partners with third parties to host and develop third-party co-branded and privately-labeled web sites, which are devoted to providing products and services to small and medium-sized businesses, and, when applicable and allowed, SMART ONLINE also offers the products and services which appear on the SMART ONLINE Site to the third-party co-branded or privately-labeled web sites; and

WHEREAS, SMART ONLINE desires to offer to users of the SMART ONLINE Site and users of the third-party co-branded or privately-labeled web sites (collectively, the "Users") information about other products and services that may be of interest to the Users; and

WHEREAS, Participant provides or intends to provide Internet-Based products that function: (i) to add value to the online experience of a small and medium business ("SME") end user and/or (ii) to sell Instant Messenger Engine products and/or services as described in Exhibit A; and

WHEREAS, SMART ONLINE and Participant wish to work cooperatively to make the application and/or Participant's products and/or services available to Users of the SMART ONLINE Site and to Users of the third-party privately-labeled web sites, subject to the approval of such partners. (For example, certain syndicated partners may offer a competitive product, therefore not needing Participant's product.) The methods of making the product and/or service promotional information available to the Users visiting this site is defined in Exhibit B (also referred to as the "Integration Program"); and

WHEREAS, Participant desires to promote its products and/or services listed in Exhibit A using the Integration that SMART ONLINE has offered to Participant (the "Integration Program") and Participant desires to purchase participation in the Integration Program with an integration cost and with an ongoing revenue sharing arrangement with SMART ONLINE, as described in Section 3 of this Agreement;

NOW, THEREFORE, Participant and SMART ONLINE agree as follows:

1. INTEGRATION PROGRAM AND RELATED MATTERS.

         (a) Upon the Effective Date of this Agreement and subject to the terms and conditions of this Agreement, SMART ONLINE shall implement the Integration Program for Participant's products and/or services listed in Exhibit A. SMART ONLINE and Participant shall work cooperatively and in good faith to: (1) mutually determine the strategic locations for Integration, as described in this Agreement; (2) mutually determine a strategic offer or marketing strategy to prospective users; (3) implement, including necessary development, the Integration.

         (b) Effective upon the service commencement date stated in Exhibit B attached hereto and incorporated by reference ("Service Commencement Date") and subject to the terms and conditions of this Agreement, SMART ONLINE shall provide the Integration Program, as described in this Agreement, for certain of Participant's products and/or services listed in Exhibit A.

         (c) SMART ONLINE may, from time to time, revise, enhance, update and/or otherwise modify the functionality and delivered capability of the SMART ONLINE Sites in a manner which SMART ONLINE, in its discretion, deems appropriate. Such changes, if any, will not effect the delivery mechanism of Participants products.


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         (d) Participant may, from time to time, modify, add, or update its products or services listed in Exhibit A and offered through Integration on the Smart Online Sites. Participant will notify SMART ONLINE of such changes, and will work cooperatively, assisting in strategically determining location and marketing, as well as with any necessary development efforts, to implement Integration, as described in this Agreement. Any changes, as described above, which constitute a conflict with Smart Online's business strategy for delivery of integration, applications or content to its or its syndicated partners' end users will be subject to Smart Online's written approval, not to be unreasonably withheld.

         (e) Participant shall provide to Smart Online up to 4 programmers for a period of six (6) months as of August 30, 2002 dedicated to this Integration. Participant will be responsible for all associated costs for these programmers with the exception of airline tickets and hotel room and board incurred for the initial training in the US, which will be for a period of up to 3 weeks which will be paid by Smart Online.

2.       STRATEGIC COOPERATION AND RELATED MATTERS.

         (a) SMART ONLINE shall be responsible for all non-Participant services and for Levels One and Two support of customized and integrated Participant services, related to customer relationship management ("CRM") support during the term of this Agreement. Participant is responsible for Level Three (3) support of customized and integrated Participant Services. Level 3 support includes:

                  (i) Issues that can not be resolved by SMART ONLINE CRM staff; and

                  (ii) Issues related to application code or any modifications to such code.

         (b) SMART ONLINE shall include Participant in all public relations activities initiated by SMART ONLINE that relate to the association between SMART ONLINE and Participant as expressed by this Agreement. SMART ONLINE shall provide Participant reasonable advance notice of such public relations events and activities and seek Participant's input and participation in such events and public relations communications. See Exhibit C Marketing Strategy for examples of efforts by Smart Online and certain of its syndicated partners.

         (c) SMART ONLINE will provide, as reasonable and necessary, co-development services for implementation of the Integration Program (as described in Exhibit B) for Participant. Participant will aid SMART ONLINE in development efforts, as reasonable and necessary, in order to facilitate the successful implementation of the Integration Program. SMART ONLINE shall at its sole discretion have the right to outsource to third-parties the provision of any of these services as long as the level of service provided by such third-parties is not significantly less than when SMART ONLINE provided such services and that SMART ONLINE bears all responsibility and costs related to such services.

         (d) Nothing in this Agreement will be deemed to create any restrictions or limitations of any kind upon Participant's business activities, including but not limited to entering into transactions similar to those contemplated by this Agreement with any and all third parties. During the term of this agreement Participant will not enter into any agreement in the Geographical Licensing Area defined in Exhibit B, involving Participant's products as described in Exhibit A with any third party that SMART ONLINE has a contract, or any type of business relationship directly involving the Participant, a list of which will be provided to the Participant.

         (e) Participant is permitted to: (i) identify SMART ONLINE as a marketing partner of Participant; (ii) in accordance with SMART ONLINE's then-current guidelines or as otherwise permitted by SMART ONLINE in writing, use SMART ONLINE's name and permitted trademarks in connection with proposals to prospective customers of Participant; (iii) hyperlink from Participant's web site to SMART ONLINE's home page; (iv) display SMART ONLINE's name, trademarks and logos on Participant's web site as permitted by SMART ONLINE in writing; and
(v) otherwise refer to SMART ONLINE and its trademarks, logos and products in print and/or electronic form for promotional, marketing and/or reference purposes as permitted by SMART ONLINE in writing.

         (f) SMART ONLINE agrees to use commercially reasonable efforts to promote Participant as a selected marketing partner to all prospective users, which efforts will include promotions at SMART ONLINE's expense by means of email, newsletters, catalogs, seminars and/or other marketing vehicles deemed suitable by SMART ONLINE in its sole discretion.

         (g) SMART ONLINE is permitted to: (i) identify Participant as a marketing partner of SMART ONLINE; (ii) in accordance with Participant's then current guidelines or as otherwise permitted by Participant in writing, use Participant's name and permitted trademarks in connection with proposals to prospective SMART ONLINE customers; (iii) hyperlink from SMART ONLINE'S web site to Participant's home page; (iv) display Participant's



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name, trademarks and logos on SMART ONLINE'S web site as permitted by
Participant in writing; and (v) otherwise refer to Participant and its trademarks, logos and products in print and/or electronic form for promotional, marketing and/or reference purposes as permitted by Participant in writing. SMART ONLINE may provide its customers, analysts and financing sources with Participant's name and contact information as a reference for SMART ONLINE and participant will promptly respond to inquiries from such third parties, provided that Participant is willing to provide a favorable reference for SMART ONLINE. SMART ONLINE may use, copy and distribute Participant's logos and related trademarks in connection with SMART ONLINE-authored case studies and related materials which relate to Participant's status as a SMART ONLINE partner, subject to Participant approval and guidelines.

         (h) It is further agreed that the Parties may within thirty (30) days of the Service Commencement Date, issue a joint press release in mutually acceptable form announcing their entering into this Agreement.

         (i) It is agreed that SMART ONLINE will provide the following services on its expense during the term of this agreement:

o Appropriate office space within the current SMART ONLINE offices in North Carolina;

o Complete hosting facility/services of the Participant application described in Exhibit A;

o All required hardware for hosting the Participant application described in Exhibit A;

o All required software and licensing required for hosting the Participant application described in Exhibit A;

o        All required storage for storing customer's information and data;

o Development and integration of eCommerce application for transaction charges;

o Development and integration of Participant products according to Exhibit B;

o        Appropriate telephone number for CRM activities.

o Development and integration of Participant help files within SMART ONLINE platform.

         (j) The Parties' respective responsibilities shall be as defined in Exhibits A, B and C.

3.       PRICE, PAYMENT AND RELATED MATTERS.

It is understood that this project will require a major investment between the parties. This will be through an initial investment for the immediate need for resources, equipment and software by Participant, as well as continuous future investments by Smart Online to scale the infrastructure and required platform/user needs. It is further understood that Participant's maximum investment to this co-development will be USD $ 800,000, which have been already invested in full as of the effective date of this Agreement. Smart Online's investment will be greater than the Participant's for initial and future planning of this project.

Smart Online will refund Participant for any co-development investment payments made by the Participant and Participant's direct expenses in respect to this Agreement not to exceed $50,000 ("Expenses") if Smart Online cannot deliver the product within 30 days of the Service Commencement Date.

         (b) During the term of this Agreement, the Parties will share Revenue as set forth below:

         (i) Participant shall receive a net payment of $20/per each Subscriber per each year, or part of a year a Subscriber is active. Said sum will be in force for a period of 24 months commencing immediately thereafter Smart Online starts to charge the Subscribers (Service Commencement
         Date), thereafter Participant shall receive net payment of $15/per each subscriber per each year or part of a year the Subscriber is active (for as long as the Agreement is in effect).

         For the purpose of this section a "Subscriber" shall mean any Smart Online subscriber (which is a single-end user that registers after the Service Commencement Date with Smart Online and/or its syndicated partners platform and provides credit card information regardless of any promotional code and (i) has subscribed for the Participants Products (as defined in Exhibit A) within Smart Online's syndicated platform; or (ii) has subscribed for other Smart Online products which are integrated or bundled with the Participants Products, including third parties' products integrated with Participant's Products; or
(iii) has subscribed to any conference center, video mail (such as Webex), or other web conference or peer to peer based conference product (excluding PDA Synchronization and WAP delivery systems) developed by Smart Online and integrated into Smart Online's platform. Smart Online shall make an effort to promote the IME and bundle/integrate the IME into other Smart Online products.



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                                       OR

         (ii) - Revenue generated from sale of any stand-alone product (as described in Exhibit A) to any party that was initially introduced by SMART ONLINE to be shared as follows:

         - 50% to Participant from gross revenue
         - 50% to Smart Online from gross revenue

         SMART ONLINE will notify Participant in writing of such approach, and of such sales.

Once Participant has earned and been paid $1,610,000 (one million six hundred and ten thousand US Dollars) in revenue as described above within Sections 3
(b)(i) or (ii) ("Participant's Revenue Share"), no further revenue sharing shall take place between the Parties.

         (c )Smart Online shall calculate revenue share quarterly and pay Participant based on the greater amount earned from Sections 3(b)(i) or 3(b)(ii) during each calendar quarter.

         (d) All payments due under Section 3(b) shall be paid by SMART ONLINE quarterly, by the tenth day after of the end of each calendar quarter, beginning the first calendar quarter after the Service Commencement Date, and without withholding any tax. All payments will be accompanied by a statement of the amounts due Participant, certified by SMART ONLINE's auditor or accountant, together with the basis upon which such amounts were calculated. Participant may, through an independent auditor, review SMART ONLINE's printed and electronic records relating to payments due under Section 3(b). Audits may be made by an independent auditor approved by the Parties not more than quarterly at any place where the above records are kept during normal business hours and upon prior notice. If an audit shows an underpayment, SMART ONLINE will promptly pay Participant the amounts due. If an underpayment is five percent (5%) or more of the amount due for that quarter, Participant will also receive its reasonable audit expenses not to exceed $5000.

4.       PROPRIETARY RIGHTS AND RELATED MATTERS.

         (A) TITLE. All copyrights and other intellectual property rights existing prior to the Effective Date, or subsequently acquired or developed independently by a party, shall remain the property of such party. Neither party will gain, by virtue of this Agreement, any rights of ownership to copyrights, patents, trade secrets, trademarks, or any other proprietary rights owned by the other party. Title to and ownership of all copies of either Parties' products, software, graphics, designs, methods, architecture and other tangible intellectual property-based assets of any kind (collectively "I.P.") whether in machine readable, printed, or other form and including without limitation all revisions, enhancements, technical know-how, patents, patent rights, copyrights, trademarks, service marks, moral rights and trade secrets pertaining to the I.P. are and will remain the sole property of the respective Party. Unless so stated in this Agreement, neither Party will have any ownership rights of any kind in or to any I.P. of the other Party. Neither party may alter or remove any copyright, patent, trademark and/or other intellectual property notices from the other Party's I.P.

         (b) OWNERSHIP. Each Party represents and warrants to the other Party that , to the best of its knowledge, it owns and/or has all requisite rights in and to any software necessary to perform its obligations under this Agreement. Each Party represents and warrants to the other Party that it owns and/or has any requisite use rights in and to any Content necessary for the Party to lawfully perform all of its obligations under this Agreement. Neither Party will transmit or route to or through the other Party's servers and other facilities any Content that is in whole or in part unlawful, libelous, defamatory, or obscene. For so long as this Agreement is in effect, each Party grants to the other Party a worldwide, non-transferable, revocable, royalty-free and non-exclusive license to use the other Party's Content or I.P. solely for all reasonable and necessary purposes required for the Party to perform all of its obligations under this Agreement. A Party may not use, transfer or otherwise dispose of any of the other Party's Content except as permitted in this Agreement. As used in this Agreement, "Content" is defined as any electronic content data, software, scripts, images, graphics, audio, video, text or other matter originating or transmitted from any web site owned or operated by a Party and routed to, passed through and/or stored on any of the other Party's servers and other facilities.


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         (c ) Smart Online may choose, at its sole discretion either to develop or to integrate a third party conference center, video mail (such as Webex etc.) or other web-conference or peer-to-peer web-based conference product (excluding PDA Synchronization and WAP delivery systems). .

Smart Online shall issue or cause to transfer 80,000 (eighty thousand) shares of Common Stock par nominal value $0.001 of Smart Online, free and clear of any debt or third party rights, (the "Shares"), which represent approximately 1% of the total outstanding stock of Smart Online, as of the effective date of this Agreement , to Doron Roethler, upon the occurrence of the earlier of the following: (i) Smart Online developing or integrating a third party conference center, video mail (such as Webex etc.) or other web-conference or peer-to-peer web-based conference product (excluding PDA Synchronization and WAP delivery systems); or

(ii) if after completion of conducting a proof of concept with Vanenburg, Smart Online or any of its affiliates enters into a joint venture, partnership, share acquisition, merger transaction or other kind of transaction, pursuant to which at least $2.5 million (in cash or equivalent value of equitable securities) is transferred to Smart Online or any of its affiliates or shareholders, or is invested or otherwise infused or transferred into or in favor of this joint venture, partnership or cooperation; or at least three percent (3%) of the equity (in shares, warrants or other form of equitable security) of Smart Online is transferred or issued to Vanenburg or any of its affiliates.

         (d) The following shall apply with respect to the Shares Doron Roethler shall be entitled to receive in accordace with Section 4(c ) above: (I) Doron Roethler shall not be required to make any payments with respect to the issuance of the Shares; (ii) in the event of a split or reverse split of Smart Online stock, Smart Online will grant Doron Roethler the equivalent number of Shares so that the number of Shares represented is not effected by such action.

         (e) During the term of this Agreement and until Participant has been paid the Participant Revenue Share as provided in Section 3(b) above, Smart Online shall have a free of charge, non-exclusive, non transferable license to use the IME.

         Once Participant has been paid the Participant Revenue Share as provided in Section 3(b) above, Participant shall grant Smart Online a perpetual, free of charge, non-exclusive and transferable license to use, make use, and sublicense the Instant Messenger Engine ("IME"). Upon the occurrence of the above, each party shall have the right to license the IME to any third party without the obligation of sharing the revenue earned with that third party with each other. If Smart Online sells the majority of its stock to a third party (other than an affiliate) and such sale is conditional upon the transfer of the Participant's right to the IME to the purchasing entity, the sale of the Participant's ownership right to the IME shall be then discussed and negotiated in good faith.

         (f) USERS' INFORMATION DATABASE. Smart Online will provide Participant, without additional charge, all users' profile database information collected in conjunction with the use of Participant's products, in a hardcopy or excel download.

5. LIMITATIONS OF WARRANTY AND LIABILITY. EXCEPT AS SET FORTH IN THIS AGREEMENT, ALL EXPRESS AND/OR IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF ANY RIGHTS, ARE EXPRESSLY EXCLUDED. EXCEPT AS SET FORTH IN THIS AGREEMENT, PRODUCTS AND SERVICES DELIVERED, LICENSED AND/OR OTHERWISE PROVIDED UNDER THIS AGREEMENT ARE DELIVERED IN "AS IS" CONDITION WITHOUT ANY WARRANTIES OF ANY KIND THAT THEY WILL BE ERROR-FREE OR WILL OPERATE CONTINUOUSLY. NEITHER PARTY WILL BE LIABLE OR OBLIGATED IN ANY MANNER FOR ANY CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES OR LOST PROFITS EVEN IF THE RESPONSIBLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS THE OTHER PARTY HAS COMMITTED FRAUD OR SOME OTHER INTENTIONAL WRONGDOING. IN NO EVENT WILL EITHER PARTY BE LIABLE OR OBLIGATED IN ANY MANNER TO THE OTHER PARTY FOR ANY AMOUNT IN EXCESS OF THE PAYMENTS MADE BY THAT PARTY TO THE OTHER PARTY UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY AND ALL CONTRACT AND/OR TORT LIABILITY, UNLESS THE OTHER PARTY HAS COMMITTED FRAUD OR SOME OTHER INTENTIONAL WRONGDOING. THIS SECTION ALLOCATES THE RISKS BETWEEN THE PARTIES, AND IS AN ESSENTIAL ELEMENT OF THE BARGAIN BETWEEN THE PARTIES AND WILL BE EFFECTIVE NOTWITHSTANDING THE FAILURE OF PURPOSE OF ANY ESSENTIAL AND/OR OTHER REMEDIES HEREIN.

6.       INDEMNIFICATION.


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         (a) INDEMNITY OF PARTICIPANT. SMART ONLINE will indemnify and hold harmless Participant from all damages, liabilities, costs, expenses, and reasonable attorney's fees paid and/or incurred by Participant as a result of any dispute, claim, suit, and/or judgment: (i) for any breach of any warranty arising directly out of SMART ONLINE's performance of its obligations under this Agreement, (ii) for any unlawful, wrongful and/or legally actionable acts or omissions of SMART ONLINE and its employees and agents, and (iii) for all claims that the Smart Online IP, used within the scope of this Agreement, infringes any U.S. patent issued as of the Effective Date, any copyright, any U.S. registered trademark, or any trade secret, of any third party.

         (b) INDEMNITY OF SMART ONLINE. Participant will indemnify and hold harmless SMART ONLINE from all damages, liabilities, costs, expenses, and reasonable attorney's fees paid and/or incurred by SMART ONLINE as a result of any dispute, claim, suit, and/or judgment: (i) for any breach of any warranty arising directly out of Participant's performance of its obligations under this Agreement, (ii) for any unlawful, wrongful and/or legally actionable acts or omissions of Participant and its employees and agents, and (iii) for all claims that the Participant IP, used within the scope of this Agreement, knowingly and willfully infringes any U.S. patent issued as of the Effective Date, any copyright, any U.S. registered trademark, or any trade secret, of any third party. SMART ONLINE acknowledges that it is aware that an application for the registration of a patent relating to the IP made available by the Participant under this Agreement has not yet been filed, and therefore the Participant cannot assure that the IP has not been independently developed by any third party who has already applied or registered a patent.

7. CONFIDENTIALITY. For so long as this Agreement is in effect and for three (3) years after its expiration or termination, the a Party receiving Confidential Information ("Receiving Party") will consider as confidential any nonpublic information relating to Smart Online or Participant products and/or services, source code, trade secrets, finances, marketing plans, business opportunities, personnel, research, development or know-how, and technologies and similar information, whether disclosed orally, in writing, or in other documents derived or developed in any way therefrom, except such information as the parties agree in writing is not confidential or is already known prior to disclosure or in the public domain. Confidential Information may be used by the Receiving Party only in furtherance of the purposes of this Agreement and may not be delivered or disclosed, in whole or in part, to third parties other than their legal and financial advisers. It is further agreed that the economic terms of this Agreement are Confidential Information.

8.       TERM AND TERMINATION.

         (a) This Agreement will commence on the Effective Date and will continue in effect for a period of twenty- four (24) months from the Service Commencement Date ("Initial Term"). After the expiration of the Initial Term, this Agreement will be automatically renewed for successive twelve (12) month terms ("renewal Term(s)") unless either Party notified the other Party in writing at least thirty (30) days prior to the expiration of the then-current term of its intention to not renew this Agreement.

         (b) Either Party may terminate this Agreement for any reason upon 120 days prior written notice to the other Party with or without cause. Notwithstanding the foregoing, neither Party shall have the right to terminate this Agreement, other than upon the occurrence of a material breach as provided in Section 8(c ), prior to the Participant having received the Participant Revenue Share, as provided in Section 3(b).

          If Participant elects to terminate this Agreement as a result of Smart Online performing a material breach, as described in Section 8(c), prior to Participant recovering the entire Participant Revenue Share , then Smart Online shall pay Participant the remaining balance of the Participant Revenue Share. Smart Online shall make such payment to Participant within 30 days of termination clause of the Agreement.

         (c) Either Party may terminate this Agreement upon: (i) failure of the other Party to comply with any material provision of this Agreement, including without limitation all provisions of the "Payment Terms" section of the Schedule, if not remedied within thirty (30) days after written notice of default is sent to the defaulting Party; (ii) filing by the other Party of a voluntary petition under the United States Bankruptcy Act or any similar foreign law; (iii) filing of an involuntary petition against the other Party under the United States Bankruptcy Act or any similar foreign law, if not dismissed within sixty (60) days; or (iv) insolvency of (combined with the defaulting Party's inability to perform its obligations hereunder) or appointment of a receiver for the other Party. All provisions of Sections 2(d), 3, 4, 5, 6, 7 (for the period stated in that Section), and 9 will survive any expiration or termination of this Agreement.

9.       GENERAL PROVISIONS.


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         (a) No joint venture or employment is created between Participant and
SMART ONLINE by this Agreement. The Parties are for all purposes independent contractors. Neither Party has any authority, express or implied, to create any obligation or responsibility on behalf of the other Party.

         (b) No waiver, amendment, or modification of any provision of this Agreement will be effective unless in writing and signed by the Party against whom its enforcement is sought. No failure or delay by either Party in exercising any right or remedy under this Agreement, except as provided herein, will operate as a waiver.

         (c) If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, unlawful, or invalid, such provision will be deemed modified to eliminate the invalid portion and as so modified will be deemed a part of this Agreement.

         (d) This Agreement is the complete and exclusive agreement between the parties with regard to the subject matter hereof and supersedes the prior discussions, negotiations and memoranda related hereto. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party against whom it is to be enforced. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or permitted assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

         (e) Each person signing this Agreement represents that he or she has requisite authority to do so.

         (f) All notices, demands or consents given under this Agreement will be in writing and will be deemed given when delivered personally, or five days after deposit in the United States mail (certified or registered mail), or three days after being sent by overnight courier, to the receiving Party at the addresses in this Agreement or at such other address given by either Party to the other in writing.

         (h) This Agreement may be simultaneously executed in one or more counterparts, each of which shall be deemed to be an original of this Agreement and all of which shall constitute one and the same instrument.

         (i) This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of North Carolina without regard to any conflicts of law rules. Further, the Parties consent to the jurisdiction and venue of the sate and federal courts located in Wake County, North Carolina.

This Agreement is entered into as of the Effective Date.

 SMART REVENUE EUROPE, LTD.:                    SMART ONLINE, INC.:


By:  /s/ Tamir Z. Sagie                         By:  /s/ Dennis Michael Nouri
-----------------------------                       -------------------------
Name:    Tamir Z. Sagie                         Name:   Dennis Michael Nouri

Title:   CEO                                    Title: CEO



Address:  _______________________________       2530 Meridian Parkway, 2nd Floor

_______________________________________         Durham, NC 27713

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                                    EXHIBIT A
                                    ---------

            DESCRIPTION OF APPLICATION AND/OR PRODUCTS / SERVICES OF

                         INTEGRATION PROGRAM PARTICIPANT

1)  INSTANT MESSENGER ENGINE (IME)

The Instant Messenger Engine is a web-native application designed to allow users to communicate online, in real-time, through the Internet using instant messaging protocols. Participant will deliver the prototype application as a 100% web based solution either combined with a third-party solution and/or independently as a stand-alone application via the Smart Online syndicated platform without the need of download and/or uploading any files for the users. Participant will provide the application as a solution ready for integration to the Smart Online syndicated platform. All tests will be performed by Smart Online and Participant prior to the Service Commencement Date. Participant will provide the appropriate human resources to assist Smart Online with the completion of the instant messenger engine and any required integration of Participant's product to other third parties products, such human resources may be provided in the best practical way mutually agreed by the parties.

The Profile Database will be kept through a central server location by Smart Online at it's hosting facilities for update interface, security and user account access.

SMART ONLINE RESPONSIBILITIES

1)       PROVIDE LEGAL WORK PERMIT FOR THE HUMAN RESOURCES REQUIRED TO WORK IN
         THE U.S.

2)       MIS/HOSTING FACILITIES, HARDWARE

3)       RECOMMENDATION AND PARTICIPATION FOR USER INTERFACE

4)       BUILD A PROFILE DATABASE/HARDWARE AND SOFTWARE

5)       ASSIST WITH DOCUMENTATION

6)       REDUNDANT AND FAILOVER HOSTING

7) RESOURCES TO PROVIDE INTEGRATION OF SMART ONLINE'S APPLICATIONS AND/OR THIRD PARTIES SOFTWARE

8)       ALL INTEGRATION RESOURCES AS DEFINED IN EXHIBIT B

10)      INTEGRATION OF IM PRODUCT INTO SMART ONLINE PLATFORM

11)      SECURITY AND USER ACCESS MANAGEMENT

12)      SUBSCRIPTION ECOMMERCE BILLING

13)      INFRASTRUCTURE (HARDWARE, SOFTWARE, HOSTING, MAINTENANCE)

14)      METHODOLOGY

15)      PROCESS

16)      PROJECT MANAGEMENT

17) PROVIDE ASSISTANCE TO WRITE, APPLY FOR, REGISTER AND MAINTAIN IM SERVICE MARKS, TRADEMARKS, PATENTS AND COPYRIGHTS IN THE GEOGRAPHICAL TERRITORY, UNDER THE NAME OF THE PARTICIPANT AT PARTICIPANT'S EXPENSE, SUBJECT TO PARTICIPANT'S PRIOR APPROVAL.

CONTINUED ON NEXT PAGE

                                    EXHIBIT A
                                    ---------

                                   (CONTINUED)

PARTICIPANT'S RESPONSIBILITIES:

1) MAKE AVAILABLE TO SMART ONLINE THE APPROPRIATE HUMAN RESOURCES FOR FULL COMPLETION OF INSTANT MESSENGER ENGINE'S INTRODUCTION TO THE US MARKET

2) PROVIDE A PROTOTYPE INSTANT MESSENGER PRODUCT TO SMART ONLINE FOR THE PURPOSE OF THIS PARTNERSHIP

3)       ASSIST SMART ONLINE WITH THE NECESSARY DOCUMENTATION AND PROGRAM NOTES

4)       PROVIDE TO SMART ONLINE ALL PROGRAM CODING AND KNOW-HOW IN ENGLISH

5)       DEDICATED INDIVIDUALS TO WORK WITH SMART ONLINE'S STAFF

6) APPLY FOR ALL APPROPRIATE SERVICE MARKS, TRADEMARKS, PATENTS AND COPYRIGHTS IN THE GEOGRAPHICAL TERRITORY AS NECESSARY TO PROTECT THE IME PRODUCT

                                    EXHIBIT B

                        TO INTEGRATION PROGRAM AGREEMENT:

                           TYPICAL INTEGRATION METHODS

The methods listed below shall be used to strategically and as appropriate, in Smart Online's sole discretion, promote a provider's content, products and/or services to users of a web site.

Upon and after the launch, Smart Online may cause information about the provider's content, products and/or services to be strategically delivered to the user, as appropriate, using the methods below, when the user is viewing a portion of the site as reasonably related to the provider's content, products and/or services.

SERVICE COMMENCEMENT DATE: NO LATER THAN WITHIN 30 DAYS OF ACCEPTANCE OF UAT (USER ACCEPTANCE TESTING) RESULTS FOR PARTICIPANT'S INSTANT MESSENGER ENGINE.

GEOGRAPHIC LICENSING AREA: UNITED STATES, TERRITORIES OF UNITED STATES, AND CANADA AT SMART ONLINE'S CHOICE

------------------------------- ------------------------------------------------

TYPE OF INTEGRATION             METHODOLOGY

------------------------------- ------------------------------------------------

My Office                       Integration of Partcipants offerings
                                within "My Office" bundled with email package and/or other office products within the syndicated platform.

------------------------------- ------------------------------------------------

Contextual Integration          Integration of Participants
                                offerings within certain existing SMART ONLINE applications to enhance the visibility of the participants' products/services during the users' work session.

------------------------------- ------------------------------------------------

Solutions Integration           Integration of Participants
                                offerings within the appropriate solutions offerings of SMART ONLINE and/or its third-party syndicated partners.

------------------------------- ------------------------------------------------

Wizard (Solution Finder)        Application that qualifies the
                                user's needs for specific SMART ONLINE
                                applications and/or participants' products and services.

------------------------------- ------------------------------------------------

Private-Label and/or            Participants' offerings would be delivered with
co-branded                      a and/or private-label look and feel subject
Co-Branded Syndicated Site      to the mutual agreement with each syndicated
                                partner.

------------------------------- ------------------------------------------------

Visuals Short, non-obtrusive, display-only, informational message and visual prompts, potentially allowing the user to take action to further investigate the subject matter within the SMART ONLINE syndicated partners' and/or participants' platform.

------------------------------- ------------------------------------------------

Permission Marketing            Subject to approval by Smart Online,
                                the ability to communicate via email, within a Business Resource Site's email communication facility, to opt-in users for up-sale opportunities of the participants.

------------------------------- ------------------------------------------------

Features and Benefits           Detailed description of the participants
                                products and/or services within certain
                                designated marketing page(s) of SMART
                                ONLINE's syndicated partners' platform to educate users to enhance their decision making process.

------------------------------- ------------------------------------------------

Question and Answer             Creation of frequently and commonly
                                asked questions within certain designated marketing page(s) of SMART ONLINE's syndicated partners' platform with answers to assist the users in their decision making process.

------------------------------- ------------------------------------------------

Pricing Creation of tabular comparisons of products and/or services similar to participants', where possible, within certain designated marketing page(s) of SMART ONLINE's syndicated partners' platform with answers to assist the users in their decision making process.

------------------------------- ------------------------------------------------

------------------------------- ------------------------------------------------

TYPE OF INTEGRATION             METHODOLOGY

------------------------------- ------------------------------------------------

Overview and Testimonials       Creation of detailed overview
                                of participants' products and/or services, including customer testimonials, where applicable, within certain designated marketing page(s) of SMART ONLINE's syndicated partners' platform with answers to assist the users in their decision making process.

------------------------------- ------------------------------------------------

Diamond Page                    Integration of Participants offerings
                                within a customized diamond page for quick access to participants' products and services.

------------------------------- ------------------------------------------------

                                    EXHIBIT C
                                    ---------

                        TO INTEGRATION PROGRAM AGREEMENT:
                               MARKETING STRATEGY

ACTIVE SMART ONLINE MARKETING:

o Developing a placement strategy to best highlight partner products/services throughout all applicable platforms where the user requires it/them the most.
o Distributing a targeted press release upon launch to analyst and current business network.
o Conducting email campaigns for all registered users on each applicable platform
o Highlighting new online services to partner's marketing and communications department
o        Co-developing sales sheets for use by partner sales force
o Providing marketing materials for inclusion in partner's communication mechanisms (i.e. news letters, training materials, email campaigns, intranet postings) where possible.

ACTIVE PARTNER MARKETING WITH REGARD TO THE RESOURCE CENTER/ENTIRE PLATFORM (MAY VARY BASED UPON EACH SYNDICATED PARTNER):

o        Public relations activities
o Internal communication to sales and operations managers and staff dealing with their small business customer base
o        Web cast training for sales staff
o        Web cast with actual customer base
o        Targeted direct mail
o        Bank statement message inserts, where applicable
o        Customer and sales force testimonials
o Sales force training and workshops for sales scripting in order to solicit new and existing customers
o        Branch/store/distribution center on-site advertising/slogans/banners
o        Periodic distribution of newsletters to premium customers
o Multiple bundling integration of Smart Online and syndicated partner products/services to other divisions besides small business



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